EXHIBIT 23.3
CONSENT OF INDEPENDENT AUDITORS


The Board of Directors Pangea Petroleum Corporation


     We consent to the incorporation by reference in the registration statement on Form S-8 of Pangea Petroleum Corporation, a Colorado corporation, of our report dated April 14, 2002 relating to the consolidated balance sheets of Pangea Petroleum Corporation, a Colorado corporation, as of December 31, 2001, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2001.


/s/ Ham, Langston & Brezina, L.L.P.


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